Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (Registration No.333-264275, Post-Effective Amendment No.1) of our report dated September 22, 2023 with respect to the audited financial statements of NeoVolta, Inc. for the years ended June 30, 2023 and 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 21, 2024